EXHIBIT 99.1
United Components Reports Results of Operations for
Third Quarter 2005
EVANSVILLE, IN November 9, 2005 - United Components, Inc. (“UCI”) today announced results for the quarter ended September 30, 2005. Revenue of $257.4 million was flat with the year-ago quarter, with increases in the retail, original equipment service and heavy-duty channels, and declines in the original equipment manufacturer and traditional channels. Net income for the quarter was $6.0 million, compared to $10.3 million for the third quarter of 2004.
Earnings before interest, taxes, depreciation and amortization, or EBITDA, as adjusted pursuant to the company’s credit agreement for its senior credit facilities, was $30.3 million for the third quarter, compared with $36.5 million for the year-ago quarter.
“We achieved solid revenue performance this quarter, given a challenging market due to increasing gas prices and weather-related disruptions in the southeast,” said Bruce Zorich, Chief Executive Officer of UCI. “Our overall performance was again impacted by higher operating costs, particularly in raw materials and freight. We were able, however, to offset a significant amount of these costs with ongoing benefits from our long-term cost reduction initiatives.”
UCI ended the quarter with $7.9 million in cash. As of September 30, the company’s debt stood at $443 million, down from $581 million in June 2003 when the acquisition occurred.
Conference Call
The company will host a conference call to discuss its results and performance on Thursday, November 10, at 11:00 a.m. Eastern Time (ET). Interested parties are invited to listen to the call by telephone. Domestic callers can dial (800) 936-4602. International callers can dial (507) 726-3418.
A replay of the call will be available from November 11, 2005, for a ninety day period, at www.ucinc.com/investors. Click on the link for the United Components, Inc. Third Quarter 2005 Financial Results Conference Call.

About United Components, Inc.
United Components, Inc. is among North America’s largest and most diversified companies servicing the vehicle replacement parts market. We supply a broad range of products to the automotive, trucking, marine, mining, construction, agricultural and industrial vehicle markets. Our customer base includes leading aftermarket companies as well as a diverse group of original equipment manufacturers.
Forward Looking Statements
All statements, other than statements of historical facts, included in this press release and the attached report that address activities, events or developments that UCI expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements give UCI’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of UCI and its subsidiaries. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They are subject to uncertainties and factors relating to UCI’s operations and business environment, all of which are difficult to predict and many of which are beyond UCI’s control. UCI cautions that investors should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, UCI undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.
For More Information, Contact:
Charlie Dickson, Chief Financial Officer (812) 867-4726
Dave Barron (812) 867-4727
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United Components, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	September 30,	December 31,
	2005	2004
Assets

Current assets
Cash and cash equivalents	$7,889	$11,291
Accounts receivable, net	270,516	238,581
Inventories, net	186,481	188,212
Deferred tax assets	20,483	18,578
Other current assets	20,562	12,188

Total current assets	505,931	468,850

Property, plant and equipment, net	205,252	216,849
Goodwill	166,559	166,559
Other intangible assets, net	99,313	94,229
Deferred financing costs, net	6,500	7,686
Pension and other assets	12,933	12,772

Total assets	$996,488	$966,945

Liabilities and shareholder’s equity

Current liabilities
Accounts payable	$110,815	$91,505
Short-term borrowings	805	1,267
Current maturities of long-term debt	39	228
Accrued expenses and other current liabilities	82,198	67,808

Total current liabilities	193,857	160,808

Long-term debt, less current maturities	442,132	456,674
Pension and other postretirement liabilities	47,637	53,141
Deferred tax liabilities	12,894	6,430
Other liabilities	2,019	1,972

Total liabilities	698,539	679,025

Shareholder’s equity	297,949	287,920

Total liabilities and shareholder’s equity	$996,488	$966,945

United Components, Inc.
Condensed Consolidated Income Statements (unaudited)
(in thousands)

	Three Months ended		Nine Months ended
	September 30,		September 30,
	2005	2004	2005	2004
Net sales	$257,397	$257,566	$772,188	$788,329
Cost of sales	205,880	202,834	621,293	618,254

Gross profit	51,517	54,732	150,895	170,075

Operating expenses
Selling and warehousing	18,534	17,436	55,392	55,823
General and administrative	10,755	10,201	35,516	34,400
Amortization of intangible assets	1,708	1,566	4,772	5,268
Losses on abandonment of an operation (1)	577	—	2,759	—

Operating income	19,943	25,529	52,456	74,584

Other income (expense)
Interest expense, net	(9,223)	(8,099)	(26,845)	(26,687)
Management fee expense	(500)	(500)	(1,500)	(1,500)
Miscellaneous, net	(180)	168	(323)	294

Income before income taxes	10,040	17,098	23,788	46,691
Income tax expense	4,044	6,818	10,689	18,659

Net income	$5,996	$10,280	$13,099	$28,032

(1)	Write-down of assets related to the abandonment of a foreign subsidiary.

United Components, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Nine Months ended September 30,
	2005	2004
Net cash provided by operating activities	$38,257	$55,600

Cash flows from investing activities:
Final Acquisition purchase price payment	—	(8,000)
Capital expenditures	(26,389)	(28,636)
Proceeds from sale of property, plant and equipment	161	399

Net cash used in investing activities	(26,228)	(36,237)

Cash flows from financing activities:
Issuances of debt	33,000	467
Debt repayments	(48,667)	(40,591)
Shareholder’s equity contribution	536	1,735

Net cash used in financing activities	(15,131)	(38,389)

Effect of exchange rate changes on cash	(300)	56

Net decrease in cash and cash equivalents	(3,402)	(18,970)

Cash and cash equivalents at beginning of year	11,291	46,130

Cash and cash equivalents at end of period	$7,889	$27,160

EBITDA and Adjusted EBITDA
EBITDA and Adjusted EBITDA are presented because they are believed to be frequently used by parties interested in United Components, Inc. (“UCI”). Management believes that EBITDA and Adjusted EBITDA provide useful information to investors because they facilitate an investor’s comparison of UCI’s operating results to that of companies with different capital structures and with cost basis in assets that have not been revalued and written-up in an allocation of a recent acquisition’s purchase price.
The calculation of Adjusted EBITDA, presented below, reflects the calculation of EBITDA as used in the credit agreement for UCI’s senior credit facilities. This Adjusted EBITDA is used to measure compliance with covenants of that agreement such as interest coverage. (The amounts presented below are for all of UCI. The actual amounts used to measure compliance to the credit agreement covenants may differ in that under certain circumstances the results of certain foreign subsidiaries are excluded.)
EBITDA and Adjusted EBITDA are not measures of financial performance under United States generally accepted accounting principles (“US GAAP”) and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with US GAAP or as an alternative to cash flow from operating activities as a measure of liquidity.
Schedule A
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(dollars in millions)

	2005				2004
				Nine				Nine
				months				months
				ended				ended
	Q1	Q2	Q3	Sept 30,	Q1	Q2	Q3	Sept 30,
Net income	$2.7	$4.4	$6.0	$13.1	$7.5	$10.2	$10.3	$28.0

Interest expense, net	8.8	8.8	9.2	26.8	9.6	9.0	8.1	26.7

Income tax expense	1.8	4.8	4.1	10.7	5.1	6.8	6.8	18.7

Depreciation	8.3	8.2	7.9	24.4	9.0	8.7	8.9	26.6

Amortization of intangibles	1.5	1.6	1.7	4.8	1.9	1.8	1.6	5.3

EBITDA	23.1	27.8	28.9	79.8	33.1	36.5	35.7	105.3

One-time or unusual items:

— Sale of inventory that was written-up to market from historical cost per US GAAP acquisition rules	—	—	—	—	0.5	—	—	0.5

— Facilities consolidations and severance costs	0.8	1.4		2.2	—	—	—	—

— Losses on abandonment of an operation	—	2.2	0.6	2.8	—	—	—	—

Non-cash charges (primarily pension)	0.2	0.1	0.3	0.6	—	0.7	0.3	1.0

Management fee	0.5	0.5	0.5	1.5	0.5	0.5	0.5	1.5

Adjusted EBITDA	$24.6	$32.0	$30.3	$86.9	$34.1	$37.7	$36.5	$108.3

Schedule B
Reconciliation of Net Income to EBITDA and Adjusted EBITDA for 2004
(dollars in millions)

	2004
					Full
	Q1	Q2	Q3	Q4	Year
Net income	$7.5	$10.2	$10.3	$2.8	$30.8

Interest expense, net	9.6	9.0	8.1	9.3	36.0

Income tax expense	5.1	6.8	6.8	2.4	21.1

Depreciation	9.0	8.7	8.9	8.7	35.3

Amortization of intangibles	1.9	1.8	1.6	1.6	6.9

EBITDA	33.1	36.5	35.7	24.8	130.1

One-time or unusual items:

— Sale of inventory that was written-up to market from historical cost per US GAAP acquisition rules	0.5	—	—	—	0.5

— Slow moving / obsolete inventory reserve	—	—	—	2.8	2.8

— Product line relocations, facilities upgrades and consolidations, patent disputes, other	—	—	—	1.7	1.7

Non-cash charges (primarily pension)	—	0.7	0.3	0.4	1.4

Management fee	0.5	0.5	0.5	0.5	2.0

Adjusted EBITDA	$34.1	$37.7	$36.5	$30.2	$138.5